EXHIBIT 12
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

                                        January 31,     February 1,      February 2,     February 3,     January 29,
                                            2004            2003            2002            2001*            2000
                                       --------------- --------------- ---------------- --------------- ---------------
Consolidated pretax income                 $15,994        $204,261         $120,963        $183,531        $283,949
Fixed charges (less capitalized
    interest)                              202,432         212,479          216,605         221,957         274,586
                                       --------------- --------------- ---------------- --------------- ---------------
EARNINGS                                  $218,426        $416,740         $337,568        $405,488        $558,535
                                       =============== =============== ================ =============== ===============

Interest                                  $181,065        $189,779         $192,344        $196,609        $249,514
Capitalized interest                         2,622           2,469            5,415           4,720           5,177
Interest factor in rent expense             21,367          22,700           24,261          25,348          25,072
                                       --------------- --------------- ---------------- --------------- ---------------
FIXED CHARGES                             $205,054        $214,948         $222,020        $226,677        $279,763
                                       =============== =============== ================ =============== ===============

Ratio of earnings to fixed
    Charges                                   1.07            1.94             1.52            1.79            2.00
                                       =============== =============== ================ =============== ===============

*53 week year.